UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/25/2010

SEITEL INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-14488

DE	76-0025431
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10811 S. Westview Circle, Building C, Suite 100, Houston, TX 77043
(Address of principal executive offices, including zip code)

713-881-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The company and each of Robert D. Monson, the company's president and chief executive officer, and Kevin P. Callaghan, the company's chief operating officer, have agreed to amend their respective employment agreements to continue the reduction of their base salary by 10% during the period from January 1, 2010 through December 31, 2010. The other terms and conditions of their employment agreements remain in full force and effect. Robert J. Simon, the company's senior vice president of business development, agreed to continue the reduction in his base salary by 10% during the period from January 1, 2010 through December 31, 2010.

The foregoing description of the amendments to the employment agreements of Messrs. Monson and Callaghan is qualified in its entirety by reference to the form of amendment which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

                Exhibit 10.1        Form of Second Amendment to Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL INC

Date: January 27, 2010	By:	/s/ Marcia H. Kendrick
Marcia H. Kendrick
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Second Amendment